3Q24 Results Presentation November 7, 2024 Exhibit 99

Forward-looking statements Some of the statements contained in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, positioning, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include but are not limited to: (1) the continued course and severity of COVID-19 variants and subvariants and their direct and indirect impacts (2) general economic conditions and real estate market conditions, such as a possible recession, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitizations and (6) changes in federal government fiscal and monetary policies and (7) the continued conflict in Ukraine and Israel. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" previously disclosed in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

3Q24 Highlights

Earnings

- Net income of $15.8 million, up 30.8% from $12.1 million for 3Q23. Diluted EPS of $0.44 per share, up $0.09 from $0.35 for 3Q23
- Core net income[1] of $16.9 million, up 31.2% from $12.9 million for 3Q23. Core diluted EPS[1] of $0.47, up from $0.37 per share for 3Q23
- Portfolio net interest margin (NIM) of 3.60%, up 26 bps from 3.34% for 3Q23

Production & Loan Portfolio

- Loan production of $476.8 million in UPB, a 12.9% and 64.1% increase from 2Q24 and 3Q23, respectively
- Total loan portfolio of $4.8 billion in UPB, an increase of 22.6% from September 30, 2023
- Nonperforming Loans (NPL)[2] were 10.6% of HFI loans, up slightly from 10.5% and 10.1% as of June 30, 2024, and September 30, 2023, respectively
- 3Q24 NPL resolutions realized gains of $2.3 million, or 103.4%, of UPB resolved

Financing & Capital

- Completed the VCC 2024-4 securitization totaling $253.6 million of securities issued
- Collapsed the 2020-2 securitization allowing us to redeploy $25.1 million in retained equity more efficiently
- Liquidity[3] of $92.8 million and total available warehouse line capacity was $349.3 million as of September 30, 2024

Subsequent to quarter-end

- Completed the VCC 2024-5 securitization totaling $300.4 million of securities issued. Improved securitization market resulted in strong execution and investor demand

(1) "Core net income" is a non-GAAP measure which excludes non-recurring, non-operating, and/or unusual activities from GAAP net income

(2).Held for Investment (HFI) includes the unpaid principal balance of loans carried on an amortized cost basis and loan carried at fair value (FVO) .

(3) Liquidity includes unrestricted cash and cash equivalents of $44.1 million and available liquidity in unfinanced loans of $48.7 million.

3

velocity Financial Inc.

Book Value and Adjusted Book Value Per Share(2) Core net income totaled $16.9 million in 3Q24, an increase of 31.2% from 3Q23 and reflects a Core pre-tax ROE of 19.0% Book value per share as of September 30, 2024, was $14.91(4), a 2.7% increase from $14.52(3) as of June 30, 2024 Adjusted book value per share as of September 30, 2024, was $17.76(5) and reflects the net incremental estimated fair value of loans carried at amortized cost and related securitized debt over GAAP book value Core Income, Book Value and Adjusted Book Value Per Share Core Income(1) Equity award & ESPP costs $1,146 (1) Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. Non-core adjustments include incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP) (2) Book value per share is the ratio of total GAAP equity divided by total shares outstanding. Total equity includes non-controlling interest of $3.05 million as of September 30, 2024, and $3.42 million as of June 30, 2024. Adjusted book value per share includes the fair value component of the Company’s loans and securitizations carried at amortized cost. (3) Based on 32,701,185 common shares outstanding as of June 30, 2024, Excludes 397,450 of unvested shares authorized for incentive compensation. (4) Based on 32,711,910 common shares outstanding as of September 30, 2024, Excludes 402,935 of unvested shares authorized for incentive compensation. (5) For additional information Please see Note 18 – Fair Value Measurement in the Company’s 10-Q for the period ended September 30, 2024. (3) (4) Core Net Income $16,949 GAAP Net Income $15,803 (5)

Loan Production Strong production growth trends continued in 3Q24, driven by strong demand from investors to own real estate and tight bank lending standards Loan production in 3Q24 totaled $476.8 million in UPB, a 12.9% increase from $422.2 million for 2Q24 and a 64.1% increase from $290.6 million for 3Q23 The WAC(1) on 3Q24 HFI loan production was 10.8%, a modest decrease from 2Q24 and 3Q23 Loan Production Volume ($ of UPB in millions) Production Growth Trend Continues With YTD Production Up Over 60% From Prior Year Units Average loan balance (1) Weighted Average Coupon on HFI production. (2) Loan to Value WAC(1) LTV(2) HFI Production Metrics

Loan Portfolio by Property Type The total loan portfolio was $4.8 billion in UPB as of September 30, 2024, an increase of 6.1% from $4.5 billion as of June 30, 2024, and 22.6% from $3.9 billion as of September 30, 2023 Loan prepayments totaled $173.9 million in UPB, an increase from $165.8 million for 2Q24, and $104.6 million for 3Q23 The WAC(1) of the portfolio was 9.37% as of September 30, 2024, an increase from 8.63% as of September 30, 2023 The UPB of fair value option (FVO) loans was $2.2 billion, or 47.3% of total loans, as of September 30, 2024, an increase from $955.6 million in UPB, or 24.7% as of September 30, 2023 Loan Portfolio (UPB in millions) (1) Weighted Average Coupon on the total loan portfolio. (2) $ in thousands. Portfolio On-Track to Reach $5 billion by Year-End Driven By Strong Production Volume

Portfolio Net Interest Income & NIM(1) Portfolio Yield and Cost of Funds Portfolio Related Portfolio NIM(1) in 3Q24 was 3.60%, an increase of 6 bps from 3.54% for 2Q24 and an increase of 26 bps from 3.34% for 3Q23 The Q/Q and Y/Y increases are the result of solid loan production growth while maintaining 11.0% rates Portfolio Yield: Increased 20 bps from 2Q24 and 80 bps from 3Q23, driven by a 74 bps increase in weighted average loan coupons from 3Q23 Cost of Funds: Increased 14 bps from 2Q24 and 52 bps from 3Q23, driven by the higher warehouse utilization and rates on recent securitizations Net Interest Margin (1) Net Interest Income and Net Interest Margin related to the loan portfolio only; excludes corporate debt. Portfolio Related ($ in millions) NIM Stability Supports Strong Interest Income Growth

Nonperforming Loans(1) Total nonperforming loans (NPL) as a percentage of total HFI loans was 10.6% as of September 30, 2024, a modest increase from 10.5% as of June 30, 2024, and 10.1% as of September 30, 2023 Gains on NPL resolutions in 3Q24 of 3.4%, an increase from 1.3% for 2Q24 and 1.8% for 3Q23 $ UPB in millions Loan Investment Portfolio Performance (1) For additional detail, please see page 16 in the Appendix of this presentation. Nonperforming Loans Modestly Higher; Resolution Gains Up Significantly

Asset Resolution Activity Resolution Activity 3Q24 NPL resolutions gains were $2.3 million, or 3.4% of UPB resolved, an increase of 122.3% Q/Q and 100.0% Y/Y Reflects focus of in-house team on strategies to optimize resolution outcomes The UPB of loans resolved in 3Q24 represented 14.6% of nonperforming loan UPB as of June 30, 2024 The UPB of loan resolutions in 3Q24 was in line with the recent five-quarter resolution average of $68.1 million in UPB and 102.1% of UPB resolved NPL Realization Activity and Gains Show Strong Growth

The reserve balance was $4.9 million as of September 30, 2024, a decrease of 7.4% from $5.2 million as of June 30, 2024, and a 3.6% increase from $4.7 million as of September 30, 2023 Driven by the paydown of the amortized cost HFI loan portfolio The CECL reserve rate was 0.19% compared to 0.20% for 2Q24 and the recent five-quarter average rate of 0.18%. The Q/Q decrease primarily resulted from a reduction of the baseline reserve component. Net charge-off and REO activity for 3Q24 resulted in a net gain of $0.9 million compared to a net gain of $2.1 million for 2Q24 and $1.5 million for 3Q23, primarily driven by gains on transfer to REO CECL Reserve and Charge-Offs Loan Loss Reserve Reserve Reduction Q/Q; Net Charge-off and REO Gains Continued for 3Q24 Charge-offs, Gain (Loss) on REO (1) Amortized cost (2) Reflects the monthly average of nonperforming loans held for investment, excluding FVO loans, during the period. At period end, $ in thousands (1)

Durable Funding and Liquidity Strategy One Securitization in 3Q24(1) With Improved Securitization Market Execution Outstanding Debt Balances(2) ($ in Millions) (1) Through September 30, 2024. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization outstanding net of issuance costs, discounts and fair value marks as of period end. (4) As of September 30, 2024, five of six warehouse lines had non-mark-to-market features and staggered maturities. Non-Recourse Debt Recourse Debt (3) Cash reserves and unfinanced collateral of $92.8 million as of September 30, 2024 Available warehouse line capacity of $349.3 million as of September 30, 2024 Collapsed the VCC 2020-2 totaling $39.4 million in 3Q24 unlocking $25.1 million of equity The collateral from the collapsed securitization was refinanced on warehouse lines and will be securitized in future periods Higher recourse debt to equity of 1.5X Driven by increased warehouse utilization in advance of our securitization in early October One securitization completed during 3Q24 at a weighted average coupon of 6.9% Sold two retained tranches during 3Q24 (4) (5)

U.S. economic outlook continues to be mixed Market outlook unclear regarding Fed rate path Expect continued positive resolutions of NPL’s Residential property value appreciation (Single and Multifamily) to continue and remain well-supported Commercial properties value outlook varies based on property type, but is generally positive Demand for investor properties to remain strong Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Next long-term loan securitization targeted for December 2024 Securitization market improvement evident in VCC 2024-5 execution Healthy liquidity to support future growth Improving Outlook for Markets and Growth Strong origination volumes and rate discipline to continue and to result in stable NIM and strong interest income growth Pursuing opportunities to further diversity product offerings and revenue streams EARNINGS

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statement (Quarters)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward Total Loan Portfolio UPB Rollforward (UPB in millions) . (1) Includes $1.0 million in UPB of repurchased loans. (1) $(187.9) $(0.9) $(14.6) $476.8

HFI Loan Portfolio Portfolio by Property Type (100% = $4.73 billion UPB)(1) (1) As of September 30, 2024 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income